Zumiez Inc. Announces Fiscal 2017 First Quarter Results

LYNNWOOD, WA -- (Marketwired - June 01, 2017) - Zumiez Inc. (NASDAQ: ZUMZ), a leading specialty retailer of apparel, footwear, equipment and accessories for young men and women, today reported results for the first quarter ended April 29, 2017.

Total net sales for the first quarter ended April 29, 2017 (13 weeks) increased 4.7% to $181.2 million from $173.0 million in the first quarter ended April 30, 2016 (13 weeks). Comparable sales for the thirteen weeks ended April 29, 2017 increased 1.8% compared to a comparable sales decrease of 7.5% in the first quarter of 2016. Net loss in the first quarter of fiscal 2017 was $4.4 million, or ($0.18) per diluted share, compared to a net loss of $2.1 million, or ($0.08) per diluted share, in the first quarter of the prior fiscal year.

At April 29, 2017, the Company had cash and current marketable securities of $76.5 million, compared to cash and current marketable securities of $62.1 million at April 30, 2016. The increase in cash and current marketable securities was driven by cash generated through operations partially offset by capital expenditures, stock repurchases and cash used in the acquisition of Fast Times.

Rick Brooks, Chief Executive Officer of Zumiez Inc., stated, "The combination of our authentic brand positioning, on-trend merchandise assortments, engaging sales experiences and advanced omni-channel capabilities contributed to first quarter comparable sales that were towards the high-end of our guidance range. Our teams are doing a good job striking a balance between achieving near-term targets in a challenging retail environment and executing strategies that are laying the foundation for long-term profitable growth. I am confident we are on the right course to grow both sales and earnings to generate value for our shareholders."

May 2017 Sales

Total net sales for the four-week period ended May 27, 2017 increased 6.5% to $53.2 million, compared to $50.0 million for the four-week period ended May 28, 2016. The Company's comparable sales increased 3.3% for the four-week period ended May 27, 2017 compared to a comparable sales decrease of 7.6% for the four-week period ended May 28, 2016.

Fiscal 2017 Second Quarter Outlook

The Company is introducing guidance for the three months ending July 29, 2017. Net sales are projected to be in the range of $185 to $189 million resulting in net loss per diluted share of approximately -$0.06 to -$0.11. This guidance is based on an anticipated comparable sales increase in the 1% to 3% range for the second quarter of fiscal 2017. The Company currently intends to open approximately 19 new stores in fiscal 2017, including up to 3 stores in Canada, 4 stores in Europe and 2 stores in Australia.

A conference call will be held today to discuss first quarter fiscal 2017 results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (574) 990-9934 followed by the conference identification code of 28875361.

About Zumiez Inc.

Zumiez is a leading specialty retailer of apparel, footwear, accessories and hardgoods for young men and women who want to express their individuality through the fashion, music, art and culture of action sports, streetwear, and other unique lifestyles. As of May 27, 2017 we operated 690 stores, including 603 in the United States, 51 in Canada, and 30 in Europe and 6 in Australia. We operate under the names Zumiez, Blue Tomato and Fast Times. Additionally, we operate ecommerce web sites at www.zumiez.com, www.blue-tomato.com and https://fasttimes.com.au/.

Safe Harbor Statement

Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the Company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the Company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the Company's annual report on Form 10-K for the fiscal year ended January 28, 2017 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                                 ZUMIEZ INC.
                  CONDENSED CONSOLIDATED STATEMENTS OF LOSS
                  (In thousands, except per share amounts)
                                 (Unaudited)

                                             Three Months Ended
                               ---------------------------------------------

                                 April 29, % of Sales   April 30, % of Sales
                                   2017                   2016
                               ----------- ----------  ---------- ----------
Net sales                      $   181,155     100.0% $   172,970     100.0%
Cost of goods sold                 129,106      71.3%     123,012      71.1%
                               ----------- ---------- ----------- ----------
Gross profit                        52,049      28.7%      49,958      28.9%

Selling, general and
 administrative expenses            58,283      32.2%      53,899      31.2%
                               ----------- ---------- ----------- ----------
Operating loss                     (6,234)     (3.5%)     (3,941)     (2.3%)

Interest income, net                    82       0.1%          31       0.0%
Other (expense) income, net          (450)     (0.2%)      499          0.3%
                               ----------- ---------- ----------- ----------
Loss before income taxes           (6,602)     (3.6%)     (3,411)     (2.0%)

Benefit from income taxes          (2,154)     (1.1%)     (1,274)     (0.7%)
                               ----------- ---------- ----------- ----------

Net loss                       $   (4,448)     (2.5%) $   (2,137)     (1.3%)
                               =========== ========== =========== ==========

Basic loss per share           $    (0.18)            $    (0.08)
                               ===========            ===========

Diluted loss per share         $    (0.18)            $    (0.08)
                               ===========            ===========

Weighted average shares used in
 computation of loss per share:
  Basic                             24,580                 25,185

  Diluted                           24,580                 25,185

                                 ZUMIEZ INC.
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                        April 29,   January 28,   April 30,
                                          2017         2017         2016
                                      ------------ ------------ ------------
                Assets                 (Unaudited)               (Unaudited)
Current assets
Cash and cash equivalents             $     22,320 $     20,247 $     16,890
Marketable securities                       54,175       58,579       45,236
Receivables                                 13,992       12,538       13,234
Inventories                                122,406      106,924      112,971
Prepaid expenses and other current
 assets                                     13,162       13,075       12,282
                                      ------------ ------------ ------------
  Total current assets                     226,055      211,363      200,613

Fixed assets, net                          132,582      129,651      138,156
Goodwill                                    56,761       56,001       56,157
Intangible assets, net                      14,816       14,610       12,313
Deferred tax assets, net                     9,061        7,041        6,362
Other long-term assets                       8,161        8,017        8,547
                                      ------------ ------------ ------------
  Total long-term assets                   221,381      215,320      221,535

  Total assets                        $    447,436 $    426,683 $    422,148
                                      ============ ============ ============

 Liabilities and Shareholders' Equity
Current liabilities
Trade accounts payable                $     53,394 $     25,529 $     44,922
Accrued payroll and payroll taxes           11,410       14,914       10,074
Income taxes payable                            67        1,866           28
Deferred rent and tenant allowances          8,425        8,344        8,229
Other liabilities                           22,501       22,944       20,863
                                      ------------ ------------ ------------
  Total current liabilities                 95,797       73,597       84,116

Long-term deferred rent and tenant
 allowances                                 41,181       41,066       43,932
Other long-term liabilities                  4,889        4,969        4,800
                                      ------------ ------------ ------------
  Total long-term liabilities               46,070       46,035       48,732

                                      ------------ ------------ ------------
  Total liabilities                        141,867      119,632      132,848
                                      ------------ ------------ ------------

Shareholders' equity
Preferred stock, no par value, 20,000
 shares authorized; none issued and
 outstanding                                    --           --           --
Common stock, no par value, 50,000
 shares authorized; 25,196 shares
 issued and outstanding at April 29,
 2017, 24,945 shares issued and
 outstanding at January 28, 2017, and
 25,330 shares issued and outstanding
 at April 30, 2016                         142,460      140,984      136,028
Accumulated other comprehensive loss      (14,998)     (16,488)     (10,260)
Retained earnings                          178,107      182,555      163,532
                                      ------------ ------------ ------------
  Total shareholders' equity               305,569      307,051      289,300
                                      ------------ ------------ ------------

  Total liabilities and shareholders'
   equity                             $    447,436 $    426,683 $    422,148
                                      ============ ============ ============

                                ZUMIEZ INC.
              CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                               (In thousands)
                                (Unaudited)

                                                       Three Months Ended
                                                    -----------------------
                                                     April 29,   April 30,
                                                        2017        2016
                                                    ----------- -----------
Cash flows from operating activities:
Net loss                                            $    (4,448)$    (2,137)
Adjustments to reconcile net loss to net cash
 provided by operating activities:
Depreciation, amortization and accretion                  6,660       7,222
Deferred taxes                                           (2,033)     (1,586)
Stock-based compensation expense                          1,278       1,035
Other                                                       385        (176)
  Changes in operating assets and liabilities:
    Receivables                                            (135)        548
    Inventories                                         (15,408)    (13,125)
    Prepaid expenses and other current assets              (209)       (545)
    Trade accounts payable                               27,919      22,617
    Accrued payroll and payroll taxes                    (3,525)     (2,523)
    Income taxes payable                                 (3,199)     (5,145)
    Deferred rent and tenant allowances                     328        (139)
    Other liabilities                                    (2,946)     (3,341)
                                                    ----------- -----------
Net cash provided by operating activities                 4,667       2,705
                                                    ----------- -----------

Cash flows from investing activities:
Additions to fixed assets                                (7,117)     (4,485)
Purchases of marketable securities and other
 investments                                            (20,006)    (26,854)
Sales and maturities of marketable securities and
 other investments                                       24,370      13,761
                                                    ----------- -----------
Net cash used in investing activities                    (2,753)    (17,578)
                                                    ----------- -----------

Cash flows from financing activities:
Repurchase of common stock                                    -     (12,248)
Proceeds from issuance and exercise of stock-based
 awards                                                     370         526
Payments for tax withholdings on equity awards             (172)       (121)
                                                    ----------- -----------
Net cash provided by (used in) financing activities         198     (11,843)
                                                    ----------- -----------

Effect of exchange rate changes on cash and cash
 equivalents                                                (39)        443

Net increase (decrease) in cash and cash equivalents      2,073     (26,273)
  Cash and cash equivalents, beginning of period         20,247      43,163
                                                    ----------- -----------
  Cash and cash equivalents, end of period          $    22,320 $    16,890
                                                    =========== ===========

  Supplemental disclosure on cash flow information:
  Cash paid during the period for income taxes      $     3,074 $     5,470
  Accrual for purchases of fixed assets                   3,601       3,309
  Accrual for repurchase of common stock                      -         341

Company Contact:
Darin White
Director of Finance &
Investor Relations
Zumiez Inc.
(425) 551-1500, ext. 1337

Investor Contact:
ICR
Brendon Frey
(203) 682-8200